REVISED FINANCIAL CONSULTING AGREEMENT


Agreement made as of the 27th day of April 1999, by and between the following parties:

Icy Splash Food & Beverage, Inc. "Company", being a corporate entity which is duly organized and is validly existing pursuant to law, maintaining its principal offices at: 9-15 166th Street, Suite 5B, Whitestone, NY 11357.

And,

Southern Financial Services, Inc., "Consultant", being a corporate entity which is duly organized and is validly existing pursuant to law, maintaining its principal offices at 3000 NE 30th Place, Suite 107, Ft. Lauderdale, FL 33306.

WHEREAS,   the  parties   mutually  desire  to  enter  into  a  formal  business
relationship, and do hereby agree that the following accurately reflects their entire understanding.

IN CONSIDERATION of the covenants, terms and conditions herein stated, the undersigned parties agree as follows;

1.   Consultant's Obligations.

     1.1 At all times for the duration of this Agreement, the Consultant shall use its best efforts to assist the Company in obtaining equity financing through the making of a secondary market in the common stock of the Company which, if successful, will result in the exercise of 950,000 Warrants ("Offering"). And,

     1.2 The Consultant, among other things, shall specifically be responsible for procuring a broker/dealer who will file the appropriate 15c2-11, which will allow the Company to obtain a symbol allowing it to be quoted on the OTC - Bulletin Board.

2. Company Obligations. At all times for the duration of this Agreement and on a timely basis, the Company shall:

     2.1 provide all non-confidential documentation and information which may be required for the Consultant to perform the requisite services;

     2.2 arrange to participate in meetings and discussions with qualified broker/dealers and/or financial public relations firms introduced by Consultant;

     2.3 negotiate in good faith with all third party potential underwriters and/or private investors introduced by Consultant;


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     2.4 provide all documentation that may be required to prepare any necessary applications and appropriate state "blue sky" filings so as to effectuate the proposed Offering;

     2.5 use its best efforts to ensure that "friends" of the Company purchase common stock during the first thirty (30) days of the Offering (the "Quiet Period"); and,

     2.6 pay all of the costs, including filing, auditing and legal fees associated with the Offering.

3. Consultant's Fee. For its services, the Consultant shall be entitled to payments equal to ten percent (10%) of the monies raised from the exercise of the Warrants. Said funds will be cut-out and paid as the Company receives the investment funds. And,

4.   Miscellaneous.

     4.1 The Parties specifically acknowledge that:

          a) Consultant has advised the Company that is not a duly licensed securities broker/dealer or investment banking firm. And,

          b) Consultant is not required to sell any securities or provide any services that are exclusive to licensed securities broker/dealers or investment bankers.

5. Non-Circumvent Agreement. The Company agrees that all third parties introduced to it by the Consultant represent significant efforts and working relationships that are unique to, and part of, the work product of the
Consultant. Therefore, without the prior specific written consent of the Consultant, the Company agrees to refrain from conducting direct or indirect business dealings of any kind, with any third party so introduced by the Consultant, for a period of three years from the initial introduction made during the course of this Agreement. In the event of a violation of this provision the Consultant shall be entitled to obtain, on an ex parte application, appropriate injunctive relief from any court of competent jurisdiction, together with and including all remedies available at law. This provision shall survive the remaining obligations and performance due hereunder.

6. Exclusive Agreement. This Agreement supersedes any and all prior oral or written agreements, which provided for Consultant's performance on behalf of the Company.

7. Assignability and Unenforceability. This Agreement or the rights, duties and or obligations hereunder may not be assigned by either party without the express written consent of the other. The unenforceability of any one or more provisions hereof shall not invalidate any of the other provisions. This Agreement shall remain valid until written notice to the contrary is provided by one party to the other.

8. Counterparts And Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall represent a binding obligation upon the


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executing party  respectively.  The facsimile signature for the purposes of this
Agreement and shall be as binding upon the parties as such.

9. Captions. The paragraph captions are for descriptive purposes only and shall have no effect with regard to the content or the validity of the content thereof. And,

10. Controlling Law. This Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                           ICY SPLASH FOOD & BEVERAGE, INC.

                                           By  /s/ Joseph Aslan
                                               -----------------------------
                                               Joseph Aslan
                                               President


                                           SOUTHERN FINANCIAL SERVICES, INC.

                                           By  /s/ Jeffrey Dale Welsh
                                               -----------------------------
                                               Jeffrey Dale Welsh
                                               President